EXHIBIT 23.3



R.A. Lenser and Associates, Inc.                         Phone: (281) 759-8860
Consulting Petroleum Engineers and Geologists              Fax: (281) 759-3513
                                                              www.ralenser.com
                               11757 Katy Freeway
                                    Suite 370
                              Houston, Texas 77079

                                CONSENT OF EXPERT
                        ---------------------------------

     This Consent of Expert (the "Consent") is granted this 11th day of December, 2006 by R. A. Lenser & Associates, Inc., (the "Expert") to New Century Energy Corp., a Colorado corporation (the "Company"), to be effective as of the date of signing.

     Pursuant to Item 601(b)(23) of Regulation S-B, the Expert hereby authorizes the Company to use, summarize and reference any professional works, publications, reviews and/or estimates produced by the Expert and/or Expert's biographical information for the purposes of filing a prospectus with the Securities and Exchange Commission, to be made publicly available. Additionally, Expert consents to the use of the Company's summary of the Expert's Summary Letters of Reserves and Future Production of New Century Energy Corp.'s Oil and Gas Properties as of January 1, 2005 and 2006 contained in the Company's Form SB-2 Registration Statement, filed herewith, as well as the Company's filing of such Summary Letters as exhibits to this Form SB-2 Registration Statement. Furthermore, Expert consents to being listed as an "Expert" herein. The Expert acknowledges that any professional judgment on his behalf may produce an impact on the Company's operating and financing strategies.

                                    * * * * *

     IN WITNESS WHEREOF, R. A. Lenser & Associates, Inc. hereby consent to the aforesaid conditions and circumstances and agree to be named an expert pursuant to Section 7(a) of the Securities Act.


                           R. A. LENSER & ASSOCIATES, INC.


                           By: /s/ Ronald A. Lenser
                               ---------------------------------
                           Its:       President
                               ---------------------------------
                           Printed Name:  Ronald A. Lenser
                                   -----------------------------

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